UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2010

HERE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52951	27-2208420
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2908 – 30 Harrison Garden Blvd, Toronto, Ontario, Canada	M2N 7A9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (416) 704-0105

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 28, 2010, the Nevada Secretary of State accepted for filing a Certificate of Amendment, wherein we have effected an amendment to our Articles of Incorporation to increase the authorized number of shares of our common stock from 75,000,000 shares to 1,500,000,000 shares, par value of $0.001 per share, and an amendment to our Articles of Incorporation for the alteration of our authorized share capital to authorize the issuance of up to 50,000,000 shares of preferred stock, par value of $0.001 per share, for which our directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of the shares of preferred stock.

The amendment was approved by our directors and by a majority of our shareholders on April 16, 2010. Our definitive Schedule 14C, Information Statement, was filed on May 4, 2010.

Item 9.01    Financial Statements and Exhibits

3.01	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERE ENTERPRISES, INC.

/s/ Mark Ryun
Mark Ryun
President and Director

Date: June 2, 2010